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                                                                EXHIBIT 2.4


                        DATED                      2000
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                             CREATIVE MASTER LIMITED



                                  in favour of



                              PACIFICNET.COM, INC.



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                                 DEED OF WAIVER



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THIS DEED is made on the        day of                        , 2000.


BY

CREATIVE MASTER LIMITED a company incorporated in Hong Kong under number 176189 whose registered office is at Unit D, 3/F Yeung Yiu Chung (No.8) Industrial Building, 20 Wang Hoi Road, Kowloon Bay, Kowloon, Hong Kong ("Creative Master").

IN FAVOUR OF

PACIFICNET.COM, INC. of 7808 Creekridge Circle, Suite 101, Bloomington, MN55439, USA ("PacificNet")

RECITALS :-

(A) PacificNet is at the date of this Deed indebted to Creative Master in the amount of US$1,492,307 ("the Indebtedness") by way of intercompany balance.

(B) PacificNet has entered into a Share Sale and Purchase Agreement with ACMA Strategic Holdings Limited, Superego, Inc., ACMA Investments Pte Limited and Carl TONG Ka Wing (the "AGREEMENT") on 30 September 2000. Upon Completion as defined in the Agreement ("COMPLETION") Creative Master has agreed to waive any claim whatsoever in respect of the Indebtedness and to treat the same as no longer outstanding, payable or otherwise due.

NOW THIS DEED WITNESSES as follows:-

1. Subject to Completion, Creative Master hereby waives any claim whatsoever over the Indebtedness and treats the same as no longer outstanding, payable or otherwise due with effect on and from Completion.

2. This Deed shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region ("HKSAR") and each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the Courts of the HKSAR.

IN WITNESS whereof this Deed has been executed on the day and year first above written.


The COMMON SEAL of                       )
                                         )
CREATIVE MASTER LIMITED                  )
                                         )
was affixed in the presence of :-        )


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